EXHIBIT 4.5

GTC BIOTHERAPEUTICS, INC.

AND

AMERICAN STOCK TRANSFER AND TRUST COMPANY LLC

AS RIGHTS AGENT

AMENDMENT No. 4 TO

SHAREHOLDER RIGHTS AGREEMENT

This Fourth Amendment to Shareholder Rights Agreement dated as of November 8, 2010 (the “Amendment”) is between GTC Biotherapeutics, Inc., a Massachusetts corporation formerly known as Genzyme Transgenics Corporation (the “Company”), and American Stock Transfer & Trust Company LLC, a banking organization organized under the laws of New York, as Rights Agent (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Company and the Rights Agent are parties to a Shareholder Rights Agreement dated May 31, 2001, as amended by Amendment No. 1 to the Shareholder Rights Agreement dated December 14, 2006, Amendment No. 2 to the Shareholder Rights Agreement dated December 22, 2008 and Amendment No. 3 to the Shareholder Rights Agreement dated July 30, 2009 (the “Rights Agreement”);

WHEREAS, there is not as of the date hereof any Acquiring Person (as defined in the Rights Agreement) and there has not been a Distribution Date (as defined in the Rights Agreement);

WHEREAS, no Triggering Event (as defined in the Rights Agreement) has occurred;

WHEREAS, pursuant to Section 27 of the Rights Agreement, prior to the occurrence of a Section 11(a)(ii) Event (as defined in the Rights Agreement), the Company and the Rights Agent shall, if the Board of Directors of the Company so directs, supplement or amend any provision of the Rights Agreement as the Board of Directors of the Company may deem necessary or advisable without the approval of any holders of certificates representing shares of Common Stock of the Company; and

WHEREAS, the Company now desires to amend the Rights Agreement as set forth in this Amendment, and pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company hereby directs that the Rights Agreement should be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.	Amendments to Section 1.

(a) Section 1 of the Rights Agreement is hereby amended by adding the following definitions:

(kk) “Merger” shall have the meaning set forth in the Merger Agreement.

(ll) “Merger Sub” shall mean LFB Merger Sub, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Parent.

(mm) “Parent” shall mean LFB Biotechnologies S.A.S., a société par actions simplifiée established under the laws of France.

(nn) “Private Placement” shall have the meaning set forth in the Merger Agreement.

(oo) “Stock Purchase and Merger Agreement” shall mean the Stock Purchase and Merger Agreement, dated as of November 8, 2010, by and among the Company, Parent and Merger Sub, as may be amended from time to time.

(b) The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of (i) the execution and delivery of the Stock Purchase and Merger Agreement, (ii) the consummation of the Private Placement, (iii) the consummation of the Merger, and (iv) the consummation of the other transactions contemplated in the Stock Purchase and Merger Agreement shall be deemed to result in Parent or Purchaser or any of their respective Affiliates or Associates becoming an Acquiring Person.”

(c) The definition of “Stock Acquisition Date” in Section 1(gg) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of (i) the execution and delivery of the Stock Purchase and Merger Agreement, (ii) the consummation of the

Private Placement, (iii) the consummation of the Merger, and (iv) the consummation of the other transactions contemplated in the Stock Purchase and Merger Agreement shall be deemed to result in a Stock Acquisition Date.”

2. Amendment to Section 3(a). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, none of (i) the execution and delivery of the Merger Agreement, (ii) the execution and delivery of the Tender and Support Agreement, (iii) the consummation of the Offer, (iv) the consummation of the Merger, and (v) the consummation of the other transactions contemplated in the Merger Agreement shall be deemed to result in a Distribution Date.”

3. Amendment to Section 7(a). The first sentence of Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one ten-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earlier of (i) the Close of Business on the tenth anniversary of the Record Date (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof (the “Exchange Date”), and (iv) the consummation of the Private Placement (as defined in the Stock Purchase and Merger Agreement) (the earlier of (i), (ii), (iii) or (iv) being herein referred to as the “Expiration Date”). The Company shall notify the Rights Agent of the occurrence of the consummation of the Private Placement.”

4. Amendment to Section 11. Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, (i) the execution and delivery of the Stock Purchase and Merger Agreement, (ii) the consummation of the Private Placement, (iii) the consummation of the Merger, and (iv) the consummation of the other transactions contemplated in the Stock Purchase and Merger Agreement shall not be deemed to be a Section 11(a)(ii) Event and shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 11(a)(ii).”

5. Amendment to Section 13. Section 13 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything in this Agreement to the contrary, (i) the execution and delivery of the Merger Agreement, (ii) the execution and delivery of the Tender and Support Agreement, (iii) the consummation of the Offer, (iv) the consummation of the Merger, and (v) the consummation of the other transactions contemplated in the Merger Agreement shall not be deemed to be a Section 13 Event and shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 13.”

6. Effectiveness. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except to the extent specifically amended hereby, the Rights Agreement and all related documents as amended hereby shall remain in full force and effect . Whenever the terms or sections amended hereby shall be referred to in the Rights Agreement, or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment.

7. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the provisions of the Rights Agreement except to the extent specifically amended hereby.

8. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall be for all purposes deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

[Remainder of page has intentionally been left blank]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as an instrument under seal and attested, all as of the day and year first above written.

GTC BIOTHERAPEUTICS, INC.

Attest:

/s/ Kristie Bolieau	By:	/s/ William K. Heiden
Name: Kristie Bolieau		Name:	William K. Heiden
		Title:	CEO

AMERICAN STOCK TRANSFER & TRUST COMPANY LLC, as Rights Agent

Attest:

	By:	/s/ Herbert J. Lemmer
/s/ Susan Silber		Name:	Herbert J. Lemmer
Name: Susan Silber		Title:	Vice President

[Signature Page to Amendment to Rights Agreement]